Exhibit 23.1
We consent to the use of our report dated April 24, 2026, with respect to the consolidated financial statements of Orion180 Insurance Group Inc. and subsidiaries, incorporated by reference herein.

/s/ KPMG LLP

Atlanta, Georgia
September 21, 2026